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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an Application to Determine Eligibility of a Trustee Pursuant to
                             Section 305(b)(2) [_]

                             SUNTRUST BANK, ATLANTA
              (Exact name of trustee as specified in its charter)

         Georgia Banking Corporation                          58-0466330
     (Jurisdiction of incorporation or organization         (I.R.S. Employer
              if not a U.S. national bank)                  Identification No.)

            25 Park Place, N.E.
             Atlanta, Georgia                                   30303
     (Address of principal executive offices)                 (Zip code)

                                 Philip DeMouey
                             SunTrust Bank, Atlanta
                                58 Edgewood Ave.
                                    Room 400
                            Atlanta, Georgia  30303
                                 (404) 588-7583
           (Name, address and telephone number of agent for service)

                        --------------------------------

                                 Gold Kist Inc.
              (Exact name of obligor as specified in its charter)

                 Georgia                                     58-0255560
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)

        244 Perimeter Center Parkway, N.E.
            Atlanta, Georgia                                   30346
     (Address of principal executive offices)                (Zip Code)

                             ----------------------

                                Debt Securities
                      (Title of the indenture securities)

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

Item 1.   General Information.

          Furnish the following information as to the trustee --

          (a) Name and address of each examining or supervising authority to which it is subject.

          Department of Banking and Finance,
          State of Georgia,
          Atlanta, Georgia

          Federal Reserve Bank of Atlanta
          104 Marietta Street, N.W.
          Atlanta, Georgia

          Federal Deposit Insurance Corporation
          Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.



          No responses are included for items 3 through 12. Responses to those items are not required because, as provided in item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank, Atlanta is a trustee.



Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          There is not and has not been any such default.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          There has not been any such default.



          No responses are included for items 14 and 15. Responses to those items are not required because, as provided in item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank, Atlanta is a trustee.

Item 16. List of Exhibits.

              The additional exhibits listed below are filed herewith. Exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number
------

1       -     A copy of the Articles of Amendment and Restated Articles of
              Incorporation of the trustee as now in effect. (Exhibit 1 to Form
              T-1, Registration No. 33-63523)

2       -     A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

3       -     A copy of the authorization of the trustee to exercise trust powers. (Included in Exhibit 1)

4       -     A copy of the existing bylaws of the trustee. (Exhibit 4 to
              Form T-1, Registration No. 33-49283)

5       -     Not applicable.

6       -     Consent of the trustee required by Section 321(b) of the Trust
              Indenture Act of 1939, as amended.

7       -     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or
              examining authority.

8       -     Not applicable.

9       -     Not applicable.

                                      NOTE

        In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor or the underwriters and the trustee disclaims responsibility for the accuracy and completeness of such information.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, Atlanta, a corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia, on the 24th day of September, 1997.


                                      SUNTRUST BANK, ATLANTA


                                      By: /s/ David Kaye
                                         -----------------------------
                                         David Kaye
                                         Group Vice President


                                      By: /s/ Philip DeMouey
                                         -----------------------------
                                          Philip DeMouey
                                          Assistant Vice President

EXHIBIT 6


                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by Gold Kist Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                      SUNTRUST BANK, ATLANTA


                                      By: /s/ David Kaye
                                         ----------------------------
                                         David Kaye
                                         Group Vice President


                                      By: /s/ Philip DeMouey
                                         ----------------------------
                                          Philip DeMouey
                                          Assistant Vice President

Dated:  September 24, 1997

SUNTRUST BANK ATLANTA
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:    06/30/97             State #:     130330         FFIEC 031

Vendor ID:    0                     Cert #:     00867            RC-1

Transit #:    61000104

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet


                                                                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                          RCFD
    a. Noninterest-bearing balances and currency and coin (1)_____________________________________    0081        1,107,326  1.a
    b. Interest-bearing balances (2)______________________________________________________________    0071            4,501  1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)_________________________________    1754                0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)_______________________________    1773        3,075,005  2.b
 3. Federal funds sold and securities purchased under agreements to resell________________________    1350        2,074,409  3
 4. Loans and lease financing receivables:                                        RCFD
                                                                                  ----
    a. Loans and leases, net of unearned income (from Schedule RC-C)___________   2122    10,146,000                         4.a
    b. LESS: Allowance for loan and lease losses_______________________________   3123       131,278                         4.b
    c. LESS: Allocated transfer risk reserve___________________________________   3128             0                         4.c
    d. Loans and leases, net of unearned income,                                                      RCFD
        allowance, and reserve (item 4.a minus 4.b and 4.c)_______________________________________    2125       10,014,722  4.d
 5. Trading assets (from Schedule RC-D)___________________________________________________________    3545           21,092  5.
 6. Premises and fixed assets (including capitalized leases)______________________________________    2145           96,777  6.
 7. Other real estate owned (from Schedule RC-M)__________________________________________________    2150            1,831  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)______    2130           12,664  8.
 9. Customers' liability to this bank on acceptances outstanding__________________________________    2155          449,863  9.
10. Intangible assets (from Schedule RC-M)________________________________________________________    2143           18,090  10.
11. Other assets (from Schedule RC-F)_____________________________________________________________    2160          171,594  11.
12. Total assets (sum of items 1 through 11)______________________________________________________    2170       17,047,874  12.

-----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK ATLANTA        Call Date:  06/30/97   State #:  130330   FFIEC 031
P.O. BOX 4418 CENTER 632     Vendor ID:  D           Cert #:  00867       RC-2
ATLANTA, GEORGIA 30302       Transit #:  61000104
                                                                           12
Schedule RC - Continued

                                                                                               Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
 LIABILITIES
13. Deposits.                                                                                             RCON
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,         RCON             ----
       part I)_________________________________________________________________________  ____             2200   7,050,141  13.a
       (1) Noninterest-bearing (1)_____________________________________________________  6631   2,919,686                   13.a.1
       (2) Interest-bearing____________________________________________________________  6636   4,130,455                   13.a.2
                                                                                                          RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule      RCFN             ----
       RC-E, part II)__________________________________________________________________  ____  __________ 2200   1,558,328  13.b
       (1) Noninterest-bearing_________________________________________________________  6631           0                   13.b1
       (2) Interest-bearing____________________________________________________________  6636   1,558,328 RCFD              13.b2
                                                                                                          ----
14. Federal funds purchased and securities sold under agreements to repurchase___________________________ 2800   3,666,404  14
                                                                                                          RCON
                                                                                                          ----
15. a. Demand notes issued to the U.S. Treasury__________________________________________________________ 2840           0  15.a
                                                                                                          RCFD
                                                                                                          ----
    b. Trading liabilities (from Schedule RD-D)__________________________________________________________ 3548       1,685  15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less_____________________________________________________ 2332     748,160  16.a
    b. With a remaining maturity of more than one year through three years_______________________________ A547           0  16.b
    c. With a remaining maturity of more then three years________________________________________________ A548       2,502  16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding_____________________________________________ 2920     449,863  18
19. Subordinated notes and debentures(2)_________________________________________________________________ 3200     250,000  19
20. Other liabilities (from Schedule RC-G)_______________________________________________________________ 2930   1,084,678  20
21. Total liabilities (sum of items 13 through 20)_______________________________________________________ 2948  14,811,761  21
22. Not applicable
 EQUITY CAPITAL
23. Perpetual preferred stock and related surplus________________________________________________________ 3838           0  23
24. Common stock_________________________________________________________________________________________ 3230      21,601  24
25. Surplus (exclude all surplus related to preferred stock)_____________________________________________ 3839     553,406  25
26. a. Undivided profits and capital reserves____________________________________________________________ 3632     605,599  26.a
    b. Net realized holding gains (losses) on available-for-sale securities______________________________ 8434   1,055,507  26.b
27. Cumulative foreign currency translation adjustments__________________________________________________ 3284           0  27
28. Total equity capital (sum of items 23 through 27)____________________________________________________ 3210   2,236,113  28
29. Total liabilities and equity capital (sum of items 21 and 28)________________________________________ 3300  17,047,874  29
 Memorandum
 To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the            RCFD     Number
    most comprehensive level of auditing work performed for the bank by independent external              ----
    auditors as of any date during 1996__________________________________________________________________ 6724         N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.